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                                                                Exhibit 10.4

                       SECOND AMENDMENT TO
       OWENS-ILLINOIS SUPPLEMENTAL RETIREMENT BENEFIT PLAN


     Pursuant to authority reserved and duly delegated to the Compensation Committee (the "Committee") of the Board of Directors of Owens-Illinois, Inc. (the "Company") under the Owens-Illinois Supplemental Retirement Benefit Plan (the "Plan"), the Committee hereby amends the Plan as follows:

     1. Article II of the Plan is amended by the addition thereto of new Sections 2.04 and 2.05, to read, respectively, as follows:

          Section 2.04 - As used in this Plan, the term "Executive Compensation Committee" means a committee comprised of the Company's Chief Financial Officer, the Company's General Counsel, and the Company's Director of Compensation and Benefits. In the event of a vacancy in any one or more of such offices or positions within the Company, any corresponding vacancy on the Executive Compensation Committee shall be filled by the officer or employee of the Company who succeeds to the duties of such vacant office or position or by another officer or employee of the Company designated by the Board.

          Section 2.05 - As used in this Plan, the term "Specified Rate" means an annual interest rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or such other annual interest rate as the Board may at any time and from time to time specify prospectively for purposes of the Plan; provided, however, that no such action taken by the Board after the date on which notice of an installment payment election (or of the modification of any such previous election) is given pursuant to Section 4.03(c) hereof shall operate to reduce the rate of interest on the unpaid balance of the benefit payable pursuant to such election (or modification) to less than the rate which would have been in effect hereunder in the absence of such action by the Board.

     2. Section 4.02 of the Plan is amended to read, in its entirety, as follows:

          Section 4.02 - Upon the death of an Eligible Employee, except to the extent otherwise provided under or pursuant to Section 4.03(e) hereof, a survivor or death benefit shall be payable to the spouse or other Beneficiary of such Eligible Employee in an amount equal to the excess of (i) the amount of comparable benefit which would have been payable under the Salary Plan at the time of his or her death if the limitations, exclusions, and curtailments referred to in Sections 3.01 and 3.02 hereof were not applicable to the


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     Salary Plan, over (ii) the amount of any such comparable benefit actually payable under the Salary Plan.

     3. Section 4.03 of the Plan is amended to read, in its entirety, as follows:

          Section 4.03 - (a) The date (hereinafter referred to as the "payment date") on which payment of any retirement, survivor, or death benefit will be made or commenced under this Plan shall be substantially the same, allowing for differences in administrative procedures, as the date on which payment of such benefit would have been made or commenced under the Salary Plan. The person or persons to whom any such benefit is payable under this Plan shall, except to the extent otherwise provided under or pursuant to Section 4.03(e) hereof, be identical to the person or persons to whom such benefit would have been payable under the Salary Plan. All elections, designations, and determinations with respect to the time at which and person or persons to whom benefits are to be paid under this Plan, but not including any election under Section 4.03(b)(4) hereof as to the form of payment or any designation of a beneficiary or beneficiaries under Section 4.03(e) hereof, shall be made as and when made under the Salary Plan.

               (b) The form in which any retirement, survivor, or death benefit is payable under this Plan shall be as follows:

               (1) If the retirement, death, or other termina-tion of employment of the Eligible Employee with respect to whom any such benefit is payable occurred before January 1, 1989, the form of payment under this Plan shall be as permitted or required by the Pre-1989 Owens-Illinois, Inc. Excess Benefit Plan and Supplemental Benefit Plan as both such Plans (the "Pre-1989 Plans") were restated effective January 1, 1989;

               (2) If the retirement, death, or other termina-tion of employment of the Eligible Employee with respect to whom any such benefit is payable occurred on or after January 1, 1989 but before September 1, 1990, the form of payment under this Plan shall be as permitted or required by the Owens-Illinois, Inc. Excess Benefit Plan and Supplemental Benefit Plan, both of which Plans (the "1989 Plans") became effective January 1, 1989;

               (3) If the retirement, death, or other termina-tion of employment of the Eligible Employee with respect to whom any such benefit is payable occurred on or after September 1, 1990 but before March 1, 1996, such benefit shall be paid in a lump-sum amount equal to the present value of such benefit, determined in accordance with the Salary Plan, on its payment date; or


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               (4)   If the retirement, death, or other termina-
          tion of employment of the Eligible Employee with respect to whom any such benefit is payable occurs on or after March 1, 1996, such benefit shall be paid in a lump-sum amount equal to the present value of such benefit, determined in accordance with the Salary Plan, on its payment date unless an election of an installment form of payment is in effect on such payment date in accor-dance with Section 4.03(c) hereof, in which event such benefit shall be paid in the installment form so elected.

               (c) An Eligible Employee to whom Section 4.03(b)(4) hereof applies may elect, by written notice to and, if required as hereinafter provided, with the consent of the Executive Compensation Committee, to have the lump-sum present value of such benefit on its payment date paid in any specified number, not to exceed 15, of substantially equal annual installments commencing on or after such payment date, together with interest on the unpaid balance thereof at the Specified Rate, compounded monthly. Any such Eligible Employee who has made such an election may, before the payment date of such benefit, revoke or modify such election by subsequent written notice to and, if required as hereinafter provided, with the consent of the Executive Compensation Committee. An Eligible Employee's election under this Section 4.03(c), and any subsequent revocation or modification thereof, will be effective without the consent of the Executive Compensation Committee if made at least 12 months before the payment date of such benefit and in no event later than September 30 of the preceding calendar year. If made thereaf-ter, then such election (or any revocation or modification thereof) will be subject to the consent of the Executive Compensation Committee pursuant to Section 4.03(d) hereof, except that an Eligible Employee's initial election under this Section 4.03(c) will be effective without the consent of the Executive Compensation Committee if made no later than one (1) month after the later of (i) the date of adoption of the Second Amendment to the Plan or (ii) the effective date of such Amendment.

               (d) The Executive Compensation Committee shall grant or deny its consent to an election under Section 4.03(c) hereof, if required, or to a revocation or modification of any such election, if required, as soon as administratively practicable after its receipt of written notice thereof and shall promptly notify the Eligible Employee of its action with respect thereto. In granting or denying such consent the Executive Compensation Committee shall consider and take into account the form in which benefits are payable with respect to the Eligible Employee under the Salary Plan and under any other applicable Company plan or arrangement; the interests of the Eligible Employee and of other Eligible Employees; the effect of such election (or of such revocation or modification of a previous election) on the Company's current and projected future financial condition in the context of other similar elections

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     under this Plan and all other Company plans or arrangements for the benefit of its employees; and such other factors and circumstances as the Executive Compensation Committee, in its discretion, deems relevant. All actions of the Executive Compensation Committee shall be taken by majority vote at a meeting or by majority approval in writing in lieu of a meeting and shall be final and binding on all parties interested therein.

               (e) In the event of the death of an Eligible Employee with respect to whom an installment payment election is in effect under Section 4.03(c) hereof after his payment date but before all of the installments so elected plus interest have been paid to him in full, all of the remaining unpaid installments, including accrued interest to the date of payment, shall be paid, as and when due under such election, to the beneficiary or beneficiaries named by such Eligible Employee in a written designation filed with the Executive Compensation Committee (or, in the absence of such a designation, to his estate).

     4. The last sentence of Section 5.03 of the Plan is amended to read as follows:

     Each benefit which becomes fixed, fully vested, and nonforfeitable pursuant to this Section 5.03 shall be paid on its payment date, as provided in Section 4.03(a) hereof, in a lump-sum amount equal to the present value of such benefit on such payment date unless an election of an installment form of payment, in accordance with
     Section 4.03(c) hereof, was in effect on the date of such actual or constructive termination of the Plan and remains in effect, without subsequent modification, on such payment date, in which event such benefit shall be paid in the installment form so elected.

     5. This Second Amendment shall be effective on or as of March 1, 1996. In all other respects the Plan shall remain in full force and effect as originally adopted effective October 1, 1991 and as heretofore amended by the First Amendment thereto effective as of December 1, 1993.

     IN WITNESS WHEREOF, the Committee has caused this Second Amendment to be executed by a duly authorized officer of the Company as of the 15th day of January, 1996.

                                   OWENS-ILLINOIS, INC.


                                   By  /s/ Thomas L. Young
                                      --------------------
                                        Vice President
Attest:


 /s/ James W. Baehren
------------------------
     Assistant Secretary
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